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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                      Filed pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  April 15, 2003
                                                   --------------


                           BIOVEST INTERNATIONAL, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


         0-11480                                       41-1412084
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(Commission File Number)                 (I.R.S. Employer Identification Number)



                             8500 EVERGREEN BLVD. NW
                              MINNEAPOLIS, MN 5543
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               (Address of Principal Executive Office) (Zip Code)


                                  763-786-0302
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              (Registrant's Telephone Number, Including Area Code)


                  540 Sylvan Avenue, Englewood Cliffs, NJ 0763
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          (Former Name or Former Address, if Changed Since Last Report)



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         ITEM 5. OTHER EVENTS

         On April 15, 2003, Biovest International, Inc. ("Biovest") announced that it has entered into an investment agreement with Accentia, Inc. ("Accentia"), one of the Hopkins Capital Group portfolio companies, whereby Accentia has agreed to purchase an eighty-one percent (81%) equity interest in Biovest for $20 million. Payments under the agreement will consist of $5,000,000 in cash to be paid at the last to occur of closing or 60 days following the execution of the investment agreement and a non-interest bearing note with annual payments of $2,500,000 on each of the first and second anniversaries of closing and $5,000,000 on each of the third and fourth anniversaries of closing. Pursuant to the agreement Accentia has advanced $530,000 to the Company, as part of the $5,000,000 cash payment to be made at closing, to meet Biovest's financial obligation to the National Cancer Institute under the terms of the CRADA.

         On April 15, 2003, Biovest issued a press release announcing the investment agreement. A copy of the press release is attached as an exhibit hereto.


         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

                              99.1 - Press release dated April 15, 2003.



SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                         BIOVEST INTERNATIONAL, INC.
                                         ---------------------------
                                         (Registrant)

Date: April 29, 2003                      /s/ Thomas F. Belleau
      --------------                     ----------------------
                                         Thomas F. Belleau
                                         Chief Financial Officer




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                                                                    Exhibit 99.1

ACCENTIA, INC. TO ACQUIRE 81% INTEREST IN BIOVEST INTERNATIONAL, INC.

  Use of Proceeds to Accelerate Licensing and Commercialization of the First Patient-Specific Cancer Vaccine for Non-Hodgkin's Lymphoma, by Utilizing Each
   Patient's Tumor and Immune Response to Seek Out and Destroy Tumor Cells
                              Without Toxicity.

    NEW YORK, April 15 /PRNewswire/ -- Biovest International, Inc. announced today that it has entered into an Investment Agreement with Accentia, Inc., one of the Hopkins Capital Group portfolio companies. Accentia is a privately held specialty pharmaceutical and services company. Accentia has agreed to purchase an eighty-one percent (81%) equity interest in Biovest for $20 million.

    The closing of the transaction will provide working capital and resources to allow Biovest both to accelerate its ongoing Phase III licensing trial of its personalized cancer vaccine for non-Hodgkins Lymphoma, being conducted in cooperation with the National Cancer Institute, and to expand its core businesses of contract biologic production and manufacturing of hollow fiber perfusion cell culture systems. In addition, Biovest plans to advance its efforts to create the first validated facility for the commercial-scale production of personalized biological therapeutics, integrating Biovest's patented and proprietary hollow fiber cell culture systems and processes.

    Dr. Christopher Kyriakides, Chairman of Biovest, stated, "We are very excited at the agreement bringing Accentia in as the majority owner of the company. This investment deal will help enable Biovest to realize its goal of licensing and commercializing the first patient-specific cancer vaccine for non-Hodgkin's lymphoma, in an expedited timeframe, while at the same time providing crucial capital funding needed to allow the company to expand its capabilities, and increase market share and visibility in the field of biologic pharmaceutical production. We believe that this combination offers maximum value to our shareholders and greater flexibility to the company."

    Dr. Frank O'Donnell, Chairman of Accentia, commented: "Biovest's core business of contract manufacturing of biologics complements Accentia's three wholly owned subsidiaries which offer a range of pharmaservices including specialty pharmaceutical distribution (AccentRx), global healthcare research and consulting (Analytica), and specialty pharmaceuticals (TEAMM Pharmaceuticals). Biovest's distinction as the National Cell Culture Center with multi-year funding by the National Institutes of Health should be beneficial to our efforts at Accentia to offer partnering opportunities for the commercialization of promising biologics. Biovest's patented hollow fiber bioreactors enable the small-scale, cost-effective production of personalized medicines. With respect to the patient-specific cancer vaccine, Accentia's demonstrated expertise in drug development, regulatory affairs, specialty distribution of complex products, third party reimbursement, formulary


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inclusion, and specialty sales and marketing should augment the development and commercial success of Biovest."

    Dr. Stephane Allard, recruited by the Hopkins Capital Group, will become the new CEO of Biovest. Dr. Allard is the former founding President of Synthelabo USA and subsequently Vice-President for Medical Affairs at Sanofi-Synthelabo. His expertise includes oncology drug development, multicenter clinical trials, biostatistics, product launch, and physician education.

    Biovest is a biotechnology company that develops, manufactures and markets cell culture systems. The company is the holder of a Cooperative Research and Development Agreement with the National Cancer Institute for the commercialization of a personalized biologic cancer vaccine for treatment of non-Hodgkins lymphoma. Pharmaceutical companies and leading academic institutions worldwide for the past two decades have used its patented hollow fiber bioreactor technology for production of biologicals. In addition, the company has the distinction of being designated by the National Institutes of Health, as the National Cell Culture Center for the past ten years providing cell culture services to every major research institution throughout the United States. Through its state of the art technology, Biovest continues to service the needs of research institutions, biotechnology companies and the pharmaceutical industry. The Company's expertise in hollow fiber technology puts it in a unique position to be a leader in the development and production of personalized cancer vaccines.

    Accentia is a specialty pharmaservices company with wholly owned subsidiaries in specialty pharmacy, pharmaco-economic consulting, and sales and marketing. Accentia offers a comprehensive suite of specialty pharmaservices including distribution, reimbursement, compliance monitoring, phase-IV studies, pricing, formulary inclusion, licensing decision support, specialty pharmaceutical product acquisitions and commercialization. Accentia's infrastructure provides services to bio and pharmaceutical companies, as well as to support the commercialization of its own specialty pharmaceutical portfolio.

    Hopkins Capital Group, LLC is a private equity fund that provides early-stage, patient capital to support the development of disruptive technologies in healthcare. The fund's limited partners include high net-worth individuals, families, and trusts as well as strategic corporate investors. The fund's timeline for a liquidity event is typically 5-10 years tempered with expectations of very significant returns on invested capital. HCG has lead investments in disruptive technologies such as laser refractive surgery (LASIK), oral drug delivery of injectables, low-nitrosamine tobacco, chemoprevention of prostate cancer by means of androgen receptor reduction, phototargeted drug delivery system for prevention and treatment of blinding retinal diseases, therapeutic vaccines for HIV management, and anti-apoptotics for prevention of neurodegenerative diseases. HCG's support of Accentia is



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intended to provide a valuable commercial partner for its portfolio of biopharmaceutical companies.

    The information in this press release includes certain forward-looking statements concerning the Company's current expectations regarding future events including the ongoing and prospective development and commercialization of the CRADA-based vaccine. Due to the nature of the product development and the regulatory approval process, the forward-looking statements contained in this press release are subject to risks and uncertainties, including those reflected in the Company's filings with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K for the year ended September 30, 2002.

    Contact Information:

    Biovest:   Dr. Chris Kyriakides at 800.325.1112
    Accentia:  Dr. Stephane Allard at 212.686.8640